EXHIBIT 5.1

OPINION AS TO LEGALITY

JILL ARLENE ROBBINS
Attorney At Law
525 93 Street
Surfside, Florida 33154
(305) 531-1174
Facsimile: (305) 531-1274
Email: jillarlene@jarepa.com

February 2, 2016

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

RE:	U.S. Stem Cell, Inc.
Registration Statement on Form S-1/A

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form S-1/A (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by U.S. Stem Cell, Inc., a Florida corporation (the “Company”), with the Securities and Exchange Commission originally on December 14, 2015 and amended on this February 2, 2016.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based on our examination mentioned above, we are of the opinion that the 341,718 shares of common stock, issuable upon the occurrence of certain events as set forth in the Registration Statements and being offered pursuant to the Registration Statement will, when issued in the manner described in the Registration Statement, will be duly authorized, legally and validly issued, fully paid and non-assessable. Further, the Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Florida, with corporate power to conduct its business as described in the Registration Statement, has an authorized capitalization of 2,000,000,000 shares of Common Stock, $0.001 par value and 20,000,000 shares of Preferred Stock, and the shares of Common Stock currently issued and outstanding are duly authorized and validly issued as fully paid and non-assessable, pursuant to the corporate law of the State of Florida .

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under “Legal Matters” in the related Prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Jill Arlene Robbins
JILL ARLENE ROBBINS